Exhibit 25







      Form  T-1  Statement  of  Eligibility  under  The  Trust
      Indenture Act of 1939 of The First National Bank of Chicago, as Trustee under The Mortgage.





              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                           FORM T-1

                   STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939
         OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

       CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
          OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____



              THE FIRST NATIONAL BANK OF CHICAGO
      (Exact name of trustee as specified in its charter)

A National Banking Association                     36-0899825
                                                  (I.R.S. employer
                                                identification number)

One First National Plaza, Chicago, Illinois        60670-0126
(Address of principal executive offices)           (Zip Code)

              The First National Bank of Chicago
             One First National Plaza, Suite 0286
                Chicago, Illinois   60670-0286
    Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
   (Name, address and telephone number of agent for service)



                      IES UTILITIES, INC.
      (Exact name of obligor as specified in its charter)

            Iowa                                 42-0331370
State or other jurisdiction of                (I.R.S. employer
incorporation or organization)              identification number)

     IES Tower
     200 First Street S.E.
     P.O. Box 351
     Cedar Rapids, Iowa                             52406
(Address of principal executive offices)          (Zip Code)

                    Collateral Trust Bonds
                (Title of Indenture Securities)





Item 1. General Information. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16.  List of exhibits.   List below all exhibits filed as
          a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant  to the requirements of the Trust Indenture
     Act  of  1939,  as amended, the trustee,  The  First
     National   Bank  of  Chicago,  a  national   banking
     association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 30th day of June, 1995.


               The First National Bank of Chicago,
               Trustee,

               By        /s/ John R. Prendiville
                         Vice President


     *Exhibits  1, 2, 3 and 4 are herein incorporated  by
     reference  to Exhibits bearing identical numbers  in
     Item  12 of the Form T-1 of The First National  Bank
     of  Chicago, filed as Exhibit 26 to the Registration
     Statement  on   Form S-3 of The CIT Group  Holdings,
     Inc.   filed   with  the  Securities  and   Exchange
     Commission on February 16, 1993 (Registration No. 33-
     58418).


                           EXHIBIT 6



              THE CONSENT OF THE TRUSTEE REQUIRED
                 BY SECTION 321(b) OF THE ACT


                         June 30, 1995




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between IES Utilities, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         Very truly yours,

                         The First National Bank of Chicago

                         By:  /s/ John R. Prendiville
                              Vice President



                            EXHIBIT 7



A   copy  of  the  latest  report of conditions  of  the  trustee published pursuant to law or the requirements of its supervising or examining authority.






Legal Title of Bank:   The First National Bank of Chicago   Call Date: 3/31/95
                       ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Suite 0460          Page RC-1
City, State  Zip:      Chicago, IL  60670-0460
FDIC Certificate No.:  0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                        Dollar Amounts in                   C400               <-
                                            Thousands           RCFD      BIL MIL THOU
ASSETS
1. Cash and balances due from depository
   institutions (from Schedule RC-A):
   a. Noninterest-bearing balances and
      currency and coin(1)                                           0081    2,948,128         1.a.
   b. Interest-bearing balances(2)                                   0071    8,482,108         1.b.
2. Securities
   a. Held-to-maturity securities(from
      Schedule RC-B, column A)                                       1754      167,911         2.a.
   b. Available-for-sale securities
      (from Schedule RC-B, column D)                                 1773      540,011         2.b.
3. Federal funds sold and securities
      purchased under agreements to
      resell in domestic offices of the
      bank and its Edge and Agreement
      subsidiaries, and in IBFs:
   a. Federal   Funds   sold                                         0276    2,508,883         3.a.
   b. Securities purchased under
      agreements to resell                                           0277    1,422,695         3.b.
4. Loans and lease financing
   receivables:
   a. Loans and leases, net of unearned
      income (from Schedule RC-C)              RCFD 2122 16,238,310                            4.a.
   b.  LESS:  Allowance  for loan and lease
      losses                                   RCFD 3123    358,207                            4.b.
   c. LESS: Allocated transfer risk reserve    RCFD 3128          0                            4.c.
   d. Loans and leases, net of unearned
      income, allowance, and
      reserve (item 4.a minus 4.b and 4.c)                           2125    15,880,103        4.d.
5. Assets held in trading accounts                                   3545    13,257,798        5.
6. Premises and fixed assets (including
   capitalized leases)                                               2145       516,827        6.
7. Other real estate owned (from
   Schedule RC-M)                                                    2150        13,166        7.
8. Investments in unconsolidated
   subsidiaries and associated
   companies (from Schedule RC-M)                                    2130        10,363        8.
9. Customers' liability to this bank on
   acceptances outstanding                                           2155       463,961        9.
10.Intangible assets (from Schedule RC-M)                            2143       119,715        10.
11.Other assets (from Schedule RC-F)                                 2160     1,346,941        11.
12.Total assets (sum  of items 1 through 11)                         2170    47,678,610        12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.




Legal Title of Bank:   The First National Bank of Chicago   Call Date: 3/31/95
                       ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Suite 0460          Page RC-2
City, State  Zip:      Chicago, IL   60670-0460
FDIC Certificate No.:  0/3/6/1/8

Schedule RC-Continued

                                     Dollar Amounts in
                                        Thousands                             Bil Mil Thou
LIABILITIES
13. Deposits:
    a. In domestic offices
       (sum of totals of columns
       A and C from  Schedule
       RC-E, part 1)                                           RCON 2200       14,675,401        13.a.
      (1)  Noninterest-bearing(1)     RCON 6631   5,498,690                                      13.a.(1)
      (2)  Interest-bearing           RCON 6636   9,176,711                                      13.a.(2)
   b. In foreign offices, Edge and
      Agreement subsidiaries, and
      IBFs  (from  Schedule RC-E,
      part II)                                                 RCFN 2200       11,809,645        13.b.
      (1) Noninterest bearing         RCFN 6631     304,669                                      13.b.(1)
      (2) Interest-bearing            RCFN 6636  11,504,976                                      13.b.(2)
14.  Federal funds purchased
     and securities sold under
     agreements to repurchase
     in domestic offices of the
     bank and of its Edge and
     Agreement subsidiaries, and
     in IBFs:
     a. Federal funds purchased                                RCFD 0278         2,072,830       14.a.
     b. Securities sold under
        agreements to repurchase                               RCFD 0279         1,484,164       14.b.
15.  a. Demand  notes issued to the
        U.S.  Treasury                                         RCON 2840           103,138       15.a.
     b. Trading  Liabilities                                   RCFD 3548         9,101,186       15.b.
16.  Other borrowed money:
     a. With  original maturity
        of one year or  less                                   RCFD 2332         2,307,860       16.a.
     b. With original maturity
        of more than one year                                  RCFD 2333           506,476       16.b.
17.  Mortgage indebtedness and
     obligations under capitalized
     leases                                                    RCFD 2910           278,108       17.
18.  Bank's liability on acceptance
     executed and outstanding                                  RCFD 2920           463,961       18.
19.  Subordinated notes and debentures                         RCFD 3200         1,225,000       19.
20.  Other liabilities (from Schedule
     RC-G)                                                     RCFD 2930           699,375       20.
21.  Total liabilities (sum of items
     13 through 20)                                            RCFD 2948        44,727,144       21.
22.  Limited-Life preferred stock
     and related surplus                                       RCFD 3282                 0       22.
EQUITY CAPITAL
23.  Perpetual preferred stock
     and related surplus                                       RCFD 3838                 0       23.
24.  Common stock                                              RCFD 3230           200,858       24.
25.  Surplus (exclude all surplus
     related to preferred stock)                               RCFD 3839         2,304,657       25.
26.  a. Undivided profits and
        capital reserves                                       RCFD 3632           447,916       26.a.
     b. Net unrealized holding
        gains (losses) on
        available-for-sale securities                          RCFD 8434           ( 2,165)      26.b.
27.  Cumulative foreign currency
     translation adjustments                                   RCFD 3284               200       27.
28.  Total equity capital
     (sum of items 23 through 27)                              RCFD 3210         2,951,466       28.
29.  Total liabilities, limited-life
     preferred stock, and equity
     capital (sum of items 21, 22, and 28)                     RCFD 3300        47,678,610       29.

Memorandum
To be reported only with the March Report of Condition.
                                                               RCFD 6724 N/A
1. Indicate  in the box at the right the number of the
   statement below  that best describes the  most
   comprehensive  level  of  auditing  work  performed
   for the bank by independent external                                  M.1.
   auditors as of any date during 1993.......................


1 = Independent  audit of the bank         4 = Directors' examination of the
    conducted in accordance                    bank performed by other
    with generally accepted auditing           external auditors (may be
    standards by a certified public            required by state chartering
    accounting firm which submits a            authority)
    report on the bank                     5 = Review of the bank's financial
2 = Independent audit of the bank's            statements by external auditors
    parent holding company conducted       6 = Compilation of the bank's
    in accordance with generally accepted      financial statements by
    auditing standards by a certified          external auditors
    public accounting firm which submits   7 = Other audit procedures
    a report on the consolidated holding       (excluding tax preparation
    company (but not on the bank               work)
    separately)                            8 = No external audit work
3 = Directors' examination of the bank
    conducted in accordance with
    generally accepted auditing standards
    by a certified public accounting firm
    (may be required by state chartering
    authority)


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.